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                                                                   EXHIBIT 10.27

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                            REVITALIZATION AGREEMENT

                                    BETWEEN

                SOUTH CAROLINA ADVISORY COORDINATING COUNCIL FOR
                              ECONOMIC DEVELOPMENT

                        FOR THE STATE OF SOUTH CAROLINA

                                      AND

                            Safe Auto Insurance Co.

                              WILLIAMSBURG COUNTY

                           APPLICATION #: EZ 03451765

                    DATED EFFECTIVE AS OF:                      NOVEMBER 6, 2003
                                                                ----------------

                                                                r. 01/07/03

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                                    RECEIVED
                                  JUL 19 2004

                           S. C. Coordinating Council
                            For Economic Development
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                            REVITALIZATION AGREEMENT



      This REVITALIZATION AGREEMENT is made as of the date specified on the cover hereof between the Advisory Coordinating Council for Economic Development for the State of South Carolina, and the company specified on the cover hereof.

      WHEREAS, the South Carolina General Assembly has determined that the economic well-being of the citizens of the State of South Carolina will be enhanced by the increased development and growth of industry within the State, and that it is in the best interest of the State to induce the location or expansion of certain businesses and facilities within the State in order to promote the public purpose of creating new jobs within the State; and

      WHEREAS, the Code authorizes and directs the Council to enter into agreements, such as this Agreement, in order to encourage the creation of jobs which would not otherwise exist; and

      WHEREAS, based, among other things, upon the willingness of the Council to enter into this Agreement, the Company has determined to locate a project within this State; and

      WHEREAS, the Council has determined, by resolution that the Company is a "qualifying business" within the meaning of the Code, and that the total benefits of the Project to the public exceed the costs of the Project to the public, and that it is appropriate to enter into this Agreement;

      NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to the following terms and conditions:


                             ARTICLE I. DEFINITIONS

"Agreement" means this Revitalization Agreement effective as of the date specified on the cover between the Council and the Company.

"Authorized Company Representative" means any officer or employee of the Company duly appointed by the Company with responsibility for matters pertaining to this agreement.

"Code" means the Code of Laws of South Carolina, as applicable to this agreement.

"Company" means the company specified on the cover hereof which is organized and existing in the business form specified in Exhibit A under the laws of the state specified in Exhibit A, and its permitted successors and assigns as specified under Section 3.4 of this Agreement.

"Council" means the Advisory Coordinating Council for Economic Development and its successors.

"Cut-off Date" means the fifth anniversary of the effective date of this Agreement.

"Department" means the South Carolina Department of Revenue and its successors.

"Eligible Project Costs" means those items of cost set forth in Exhibit A for which Job Development Credits are allowed to be used by Section 12-10-80(C) of the South Carolina Code of Laws, which consist of one or more of the following:
(1) training costs and facilities; (2) acquiring and improving real estate whether constructed or acquired by purchase, installment payment, or in cases as approved by the Council acquired by lease or otherwise;


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SC ENTERPRISE PROGRAM           REVITALIZATION AGREEMENT                      2

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(3) improvements to both public and private utility systems including water, sewer, electricity, natural gas and telecommunications; (4) fixed transportation facilities including highway, rail, water and air; and (5) construction or improvements of any real property and fixtures constructed or improved primarily for the purpose of complying with local, state or federal environmental laws or regulations. The Company may claim Job Development Credits if a) the expenditures, to which the Job Development Credits relate, are incurred during the term of the Agreement or within 60 days before the execution of the Agreement, including a preliminary Agreement; b) such expenditures are authorized by the Agreement; c) such expenditures are for the above listed purposes; d) the Company has met the minimum job requirement and minimum capital investment; and e) the Company has met the other qualifications of 12-10-80(A) of the Code.

"Final Claim" means the last proper claim for Job Development Credits, which shall occur no later than the Final Quarter.

"Final Quarter" means the calendar quarter immediately following the earliest of:
      (a) the calendar quarter that contains the Cut-off Date if the Company failed to meet either the Minimum Job Requirement or the Minimum Capital Investment;
      (b) the calendar quarter that contains the fifteenth anniversary of the initial claim for Job Development Credits;
      (c) the calendar quarter during which the Company sent notice to the Council and Department stating that it was making its final claim; or,
      (d) the calendar quarter during which a claim for Job Development Credits was made which brings the total amount claimed up to the amount of Eligible Project Costs.

"Final Report" means the last report to be filed with the Council and the Department as provided in Section 3.6 of this Agreement.

"Full Time" has the same meaning as set forth in Section 12-6-3360(M)(4) of the Code.

"Job Development Credit" means the credit claimed by the Company against employee Withholding from Company employees pursuant to this Agreement and the Code.

"Minimum Capital Investment" means the minimum capital investment in the Project as specified in Exhibit A which must be expended by the Company with respect to the Project prior to the Cut-off Date and prior to the initial claim for Job Development Credits.

"Minimum Job Requirement" means the minimum number of New Jobs the Company has agreed to create, prior to the Cut-Off Date, and maintain before claiming any Job Development Credits. Once it meets the Minimum Job Requirement, the Company may fall below the Minimum Job Requirement by 15 percent or exceed the Minimum Job Requirement by 50 percent and remain eligible to claim Job Development Credits.

"New Job" has the same meaning as set forth in SECTION 12-6-3360 of the Code except that it shall be deemed to include only such jobs as are created at the Project between the first day of the Company's taxable year in which it enters into this Agreement and the Cut-off Date.

"Project" means the facilities to be operated by the Company which are described as such in Exhibit A and used for the purposes specified in Exhibit A.

"Qualifying Business" means a "qualifying business" as defined in Section 12-10-50 of the Code.

"Reporting Period" means each calendar quarter commencing January 1, April 1, July 1 and October 1. The first reporting period shall commence on the date the Company first claims Job Development Credits under this Agreement and shall extend through the following March 31, June 30, September 30, or December 31 and the final reporting period is the Final Quarter.


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SC ENTERPRISE PROGRAM           REVITALIZATION AGREEMENT                      3


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"Revitalization" Document" means any document, instrument, agreement, certificate, requisition, or report delivered by or on behalf of the Company in connection with this Agreement.

"State" means the State of South Carolina.

"Withholding" means employee withholding under Chapter 8, Title 12 of the Code.

All capitalized terms used herein and in the Exhibits, not otherwise defined herein, shall have the meanings ascribed thereto in the Code. All references to sections in this Agreement shall refer to sections of the Code unless the context clearly requires otherwise.


                   ARTICLE II. REPRESENTATIONS AND WARRANTIES


2.1      Representations and Warranties by the Company.

The Company hereby makes the following representations and warranties and acknowledges and agrees that such representations and warranties have been material to the Council's decision to enter into this Agreement and its determination that the Company is a Qualifying Business and further agrees that each representation and warranty shall be true, accurate and complete as of the date of execution and delivery hereof and as of the date of any claim for disbursement of the Job Development Credits:

      (a) The Company is a business entity as described in Exhibit A, duly organized, validly existing and in good standing under the laws of the state specified in Exhibit A, with power adequate for the carrying on of the business now conducted and proposed in the Enterprise Program Application to be conducted by it, and is duly qualified to conduct business in, and is in good standing in, the State.

      (b) The execution, delivery and performance of this Agreement are within the Company's power and authority, and the Company has duly authorized, executed, and delivered such Agreement and has taken or will take all action necessary to carry out and give effect to the transactions contemplated by the Agreement.

      (c) Each part of this Agreement, including exhibits, is a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency or similar laws affecting creditors rights.

      (d) This Agreement has been signed by an authorized representative as defined by this agreement and such signature is recognized by the Company as legally binding.

      (e) All written statements, representations and warranties made by or on behalf of the Company to the Council in or in connection with the Enterprise Program Application, and any materials furnished to the Council in connection with the Enterprise Program Application, are true, accurate and complete in all material respects to the best of the knowledge and belief of the Company at the time made.

      (f) Prior to the Cut-off Date, the Company will invest not less than the Minimum Capital Investment in the Project and the Project will result in the creation of Full Time New Jobs equal to or greater than the Minimum Job Requirement, prior to the Cut-Off Date.

      (g) The Company is a Qualifying Business, and the Project is and will be located entirely within this State.

      (h) The Company has not, and will not, claim or use any return of any overpayment of Withholding that results from claiming Job Development Credits for any purpose other than those authorized by this Agreement.


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SC ENTERPRISE PROGRAM           REVITALIZATION AGREEMENT                      4


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      (i) No consent of any person or entity and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement, or any other Revitalization Document, except such as have been, or will be obtained before the initial claim for Job Development Credits.

      (j) No alterations, additions, modifications, variations or changes of any kind have been made to this original Agreement as provided by the Council. Any and all special provisions and/or amendments to the original document shall be provided for in Exhibit D.

2.2      Representations and Warranties by the Council.

The Council represents and warrants that it is the Advisory Coordinating Council for Economic Development described in Section 12-10-30(1) of the Code, and it is authorized to enter into this Agreement by Section 12-10-60 of the Code.

2.3      Survival of Representations.

All representations and warranties by the Company contained herein shall survive the execution and delivery of this Agreement and any claiming of the Job Development Credits. If, during any time prior to the filing of the Final Report, the Company becomes aware of any facts, occurrences, information, statements, or events that render any of the foregoing representations or warranties untrue or materially misleading or incomplete, the Company shall immediately notify the Council in writing of such facts, occurrences, information, statements or events.

                 ARTICLE III. TERMS AND CONDITIONS OF AGREEMENT

3.1      Regulatory Compliance.

The Company agrees to comply with the Code and all regulatory requirements of the Council and the Department regarding hiring for, and investment in, the Project, documentation and reporting in connection with the claiming and use of Job Development Credits to pay or offset Eligible Project Costs, and any other matter covered by this Agreement.

3.2      Employment.

Between the date of this Agreement and the Cut-off Date, the Company agrees to have employees in New Jobs at the Project in number equal to or exceeding the Minimum Job Requirement and thereafter to maintain not less than the Minimum Job Requirement until after the Final Quarter. Whether the number of New Jobs is maintained will be determined in accordance with Section 12-6-3360 of the Code and any regulations or rulings issued by the Department with respect to Code
Section 12-6-3360. Code Section 12-6-3360 provides that the number of new and additional new full-time jobs is determined by comparing the monthly average number of full-time employees subject to South Carolina income tax Withholding in the applicable county for the taxable year with the monthly average in the prior taxable year.

3.3      Obligations With Respect to the Project.

The Company agrees to acquire and/or construct the Project and to commence operations at the Project on or before the Cut-off Date and shall expend upon the Project amounts equal to or exceeding the Minimum Capital Investment on or before such Cut-off Date. The Company shall be responsible for all costs, contractual and otherwise associated with the acquisition, construction and operation of the Project. Neither the Council, the State, nor any other agency or department of the State shall be liable in any manner whatsoever to any person for matters pertaining to or arising in connection with the Project, this Agreement or any other Revitalization Document.


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SC ENTERPRISE PROGRAM           REVITALIZATION AGREEMENT                      5


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3.4      Corporate Existence, Operation of Project and Covenant Not to Dispose
         of Project.

Except upon the prior written consent of the Council, which consent will not be unreasonably held, the Company shall maintain its existence, shall preserve and maintain its rights and privileges to conduct business in the State, shall operate and maintain the Project substantially as proposed in the Enterprise Program Application and as outlined in Exhibit A, and shall not, during the term of this Agreement:

      (a) consolidate with or merge into another entity, or sell, lease, convey all or substantially all of its assets unless the surviving entity owning the Project (i) assumes in writing the obligations of the Company hereunder, (ii) provides evidence satisfactory to the Council that both before and after the transaction referred to in this subparagraph that its assets exceed its liabilities and it is and will be able to pay its debts as they come due; and
(iii) represents and warrants to the Council that it is in, and will be, in compliance with the terms and conditions of this Agreement;

      (b) except as permitted under (a) above, or (c) below, sell, assign or otherwise transfer the whole or any part of its interest in this Agreement; or

      (c) except as permitted under (a) above, or in connection with any financing involving the Project, sell, lease convey, assign, transfer or otherwise dispose of any material interest in the Project which would result in the Company's failure to operate and maintain the Project substantially as proposed in the Enterprise Program Application.

The Company shall give the Council written notice of any merger or consolidation of the Company, assignment of this Agreement, any sale, lease or transfer of substantially all of its assets or the assets of the Project or change in the name or the location of its books and records or of any substantial change in its business structure, or the nature of the operations conducted at the Project within thirty days following the occurrence of such event.

3.5      Inspection, Record Keeping and Reporting.

The Company agrees to make its payroll books and records, Project records, and the Project available for inspection by the Council and the Department at such times and places as the Council or the Department may reasonably request. The Company agrees to maintain records adequate to document compliance with this Agreement.

Each time the Company submits a claim for Job Development Credits, the Company shall provide the Council a written report, signed by an Authorized Company Representative and in the form of Exhibit C, as to: (i) the total number of New Jobs filled and maintained by the Company and the wage levels therefore, for which the Job Development Credit will be claimed pursuant to Section 4.1 and 4.2 hereof; (ii) total Eligible Project Costs incurred by the Company, accompanied by such documentation as the Council and Department shall require; (iii) the amount of Job Development Credits claimed during such Reporting Period; and (iv) the total amount of any return of an overpayment of Withholding resulting from the claiming of Job Development Credits used to pay or offset Eligible Project Costs since inception. Reports must be received by the Council at the time each Job Development Credit is claimed and shall report such information for the applicable Reporting Period and on a cumulative basis. In those instances where the Company has claimed an amount in excess of ten thousand dollars during any calendar year, the Company shall furnish to the Council and the Department on or before the date provided in Section 12-1080(A) of the Code, an audited report prepared by an independent certified public accountant which itemizes the sources and uses of the Job Development Credits and any return of an overpayment that results from the claiming of a Job Development Credit during such preceding calendar year, which report shall include such information as the Council requires in its Agreement on Audit Requirements in Exhibit E. Within three months of the earlier of the Cut-Off Date or the date of completion of the Project, the Company shall provide the Council and the Department with documentation as to the number of New Jobs created between the first day of the Company's taxable year in which it enters into this Agreement and the Cut-Off Date or such completion date, and the Eligible Project Costs incurred prior to the Cut-Off Date or such completion date, in form and content acceptable to the Council.


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SC ENTERPRISE PROGRAM           REVITALIZATION AGREEMENT                      6

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3.6      Final Report.

No later than the last day of the first calendar month after the end of the Final Quarter, the Company shall file a Final Report with the Council and the Department setting forth the information requested in Section 3.5 above and stating that it is the Final Report.

3.7      Release of Information.

The Company hereby authorizes the Council to provide any records and reports relating to the Project or the Revitalization Documents to the Department that the Department may request and the Company authorizes the Department to provide any records and reports relating to the Project or the Revitalization Documents to the Council that the Council may request.

After the Company enters into a Revitalization Agreement, the Council may release to the public certain information pursuant to the S.C. Freedom of Information Act. S.C. Code Section 30-40-40(a) provides that documents of and incidental to a proposed contract or proposed sale or purchase of property ARE NOT exempt from disclosure once the contract is entered into or the property is sold or purchased. However, CONFIDENTIAL PROPRIETARY INFORMATION in these documents provided to a public body for economic development or contract negotiation purposes is NOT required to be disclosed. In accordance with applicable law, the Council has established a policy to disclose any Revitalization Agreement which is executed after June 12, 1998, if requested by a member of the public. Any information in this Agreement that is clearly marked by the Company as confidential proprietary pursuant to instructions contained in the Agreement will be omitted from such disclosure pursuant to S.C. Code Section 30-4-40(a)(5)(c).

                     ARTICLE IV. ADMINISTRATION OF BENEFITS

4.1      Initial Claim For Job Development Credits.

      (a) The Company must notify the Council once it has met the Minimum Job Requirement and the Minimum Capital Investment prior to the Company's initial claim for Job Development Credits. The Company shall provide all documentation the Council shall require to verify that the Minimum Job Requirement and Minimum Capital Investment have been met. Within thirty days of the Council's satisfaction that these requirements have been met, Council shall certify to the Department that the Company is eligible to receive its initial Job Development Credits. A Company may claim its initial Job Development Credit the quarter after the Council has certified to the Department that the Company is a qualifying business and has met the required Minimum Capital Investment and Minimum Job Requirement. After certification by the Council to the Department, the Company is authorized to submit claims for Job Development Credits beginning on any date prior to the Cut-off Date No Company shall claim Job Development Credits under this Agreement for more than 15 years from the date of its initial claim for Job Development Credits.

4.2      Claims for Job Development Credits.

      (a) Any Job Development Credit must be claimed on a quarterly basis. The Company shall provide the Department and the Council with a written report described in Section 3.5 of the Agreement with each claim for Job Development Credits.

      (b) The Company shall be entitled to claim a credit against its Withholding otherwise owed to this State in an amount not to exceed the lesser of: (i) the amounts provided in Section 12-10-80(B) as limited by (C)(6) or (ii) the total amount of Eligible Project Costs listed in Exhibit A. Any overpayment of Withholding resulting from the claiming of a Job Development Credit may result in a return of all or part of the Withholding to the Company. To the extent any return of an overpayment of Withholding that results from claiming a Job Development Credit is not used as permitted by the Code and this Agreement, it must be treated as misappropriated Withholding.


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      (c) For purposes of calculating gross wages, the employee's gross wages for the calendar quarter, as properly reported to the Department for Withholding purposes will apply. The Company shall not claim an amount that would result in any employee ever receiving a smaller amount of wages than the employee would otherwise receive in the absence of this Agreement.

      (d) In addition to maintaining the Minimum Job Requirement described in
Section 4.3 below, the Company shall have satisfied the following conditions prior to claiming a Job Development Credit:

         (i) All material representations and warranties by or on behalf of the Company contained herein or in any Revitalization Document shall be true, accurate and complete in all material respects.

         (ii)  The Company shall not be in default hereunder;


         (iii) The Company shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder;

         (iv) The Company shall have provided the Council and the Department with all documentation reasonably requested by the Council or the Department.

         (v) The Company shall not be delinquent with respect to any taxes, as that term is defined in Section 12-60-30(27) of the Code, that have been assessed.

4.3      Effect of Failure to Maintain Minimum Job Requirement

Once the Company has met the Minimum Job Requirement, if it fails to maintain the Minimum Job Requirement during any Reporting Period, the Company may not claim Job Development Credits for such period. The fifteen year period described in Section 12-10-80(A) of the Code will continue to run during any period in which the Company fails to maintain the Minimum Job Requirement. Whether the New Jobs have been created and maintained will be determined by Section 12-6-3360 of the Code and any regulations or rulings of the Department with respect to
Section 12-6-3360 of the Code. Code Section 12-6-3360 provides that the number of new and additional new full-time jobs is determined by comparing the monthly average number of full-time employees subject to South Carolina income tax Withholding in the applicable county for the taxable year with the monthly average in the prior taxable year.

4.4      Final Requisitions and Disbursements.

The Company shall have no right to claim or receive Job Development Credits after the Final Quarter unless the Council and the Department have approved a claim because of a patent error on the part of the the Council or the Department in calculating the amount of Job Development Credits allowable hereunder.


4.5 Excess Job Development Credits and Job Development Credits Issued in Error to Be Paid to Department.

The Company agrees that any return of an overpayment of Withholding that results from the claiming of a Job Development Credit may only be used to pay or reimburse the Company for Eligible Project Costs. The Company also agrees that the Company may not claim Job Development Credits in excess of one hundred percent (100%) of the amount of Project Costs listed in Exhibit A. Any return of an overpayment of Withholding that results from claiming Job Development Credits which are not expended for eligible and approved Project Costs shall be paid back to the Department.

The Company shall remit to the Department any return of an overpayment of Withholding issued in error by the Department within thirty days following discovery. To the extent any return of an overpayment of Withholding that results from claiming Job Development Credits is used in a manner other than as permitted under this Agreement, such use shall be treated as misappropriated Withholding.

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SC ENTERPRISE PROGRAM           REVITALIZATION AGREEMENT                      8
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                          ARTICLE V. EVENTS OF DEFAULT


5.1      Events of Default.

The following shall constitute events of default by the Company under this
Agreement:

    (a) if any representation or warranty made by the Company herein or in any other Revitalization Document is false or misleading in any material respect at the time made;

    (b) failure of the Company to observe and perform any covenant, condition or agreement hereunder on its part to be performed and continuance of such failure for a period of thirty (30) days after receipt by the Company of written notice from the Council or the Department specifying the nature of such failure and requesting that it be remedied; provided, however, that if, by reason of the nature of such failure, the same cannot be remedied within the said 30 days and the Company proceeds with reasonable diligence after receipt of the notice to cure the failure, the period may be extended upon the prior written consent of the Council;

    (c) failure of the Company to comply with any statutory, regulatory or guideline requirements necessary to claim Job Development Credits in existence at the time the Company claims a Job Development Credit;

    (d) the Company shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors;

    (e) the Company shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect), or it shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors;

    (f) an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of any substantial part of its property, or sequestering any substantial part of its property, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof, or

    (g) a petition against the Company in a proceeding under applicable bankruptcy laws or other insolvency laws as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 120 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction shall assume jurisdiction, custody or control of it or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 120 days.


5.2      Remedies.

If any Event of Default shall occur and be continuing, then the Council may undertake any of the remedial actions set forth in this Agreement. If any such, Event of Default shall occur and be continuing, then the Council shall, to the extent permitted by law and without notice of any kind to the Company (except to the extent required by law or as expressly required herein), seek to enforce the rights of the Council and the Department hereunder by exercising any of the following remedies:

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


    (a) By written notice to the Company and the Department, reduce or suspend the rights of the Company under ARTICLE IV of this Agreement until such time as the Company is in full compliance.

    (b) Terminate the rights of the Company under ARTICLE IV of this Agreement if Company fails to cure any Event of Default.

    (c) Take such other action as may be necessary to protect its rights and interests hereunder.


5.3      Consent of Council to Benefits During Existence of Default.

Notwithstanding anything herein to the contrary, there shall be no return of any overpayment of Withholding that results from the claiming of Job Development Credits nor any Job Development Credits claimed by the Company against Withholding pursuant to ARTICLE IV hereof, without the written consent of the Council during any period as to which an Event of Default exists.

5.4      Additional Remedial Provisions.

    (a) No remedy herein conferred or reserved to the Department or the Council is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. A waiver of any particular breach or default under any provision hereof shall not operate as a waiver of any further or subsequent breach or default under such provision. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, and any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Department or Council to exercise any remedy reserved to them in this Agreement, it shall not be necessary to give notice other than such notice as may be required in this Agreement.

    (b) Neither the Department nor the Council shall be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Company if an Event of Default shall occur hereunder.


                            ARTICLE VI. MISCELLANEOUS


6.1      Severability.

Any provision of this Agreement which is or becomes illegal, invalid or unenforceable in any respect shall not in any way affect or impair the legality, validity and enforceability of the other provisions of this Agreement.

6.2      No Set-off.

The existence of any claim, set-off, defense or other rights which the Company or any Affiliate may have at any time against the Council, the Department, the State or any other agency or department of the State, shall not be deemed to create any right to setoff or counterclaim with respect to any other obligation of the Company or its Affiliates to the State or any of its agencies, departments or political subdivisions in connection with this Agreement, any other Revitalization Document or any of the transactions contemplated hereby or thereby.


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6.3      Notices.

Notices hereunder shall be sent by certified mail, return receipt requested, hand delivery or facsimile transmission (promptly followed by certified mail) or overnight courier as follows:


         If to the Council:

                  SC Advisory Coordinating Council for Economic Development
                  Attn: Director
                  Regular Mail Address
                  P.O. Box 927
                  Columbia, South Carolina 29202
                  Telephone No.: (803) 737-0095
                  Facsimile No.: (803) 737-0571
                  Overnight Courier Address
                  1201 Main Street, Suite 1700
                  Columbia, South Carolina 29201

        If to the Department:

                  SC Department of Revenue, Administrative Division Regular Mail Address
                  P.O. Box 125
                  Columbia, South Carolina 29214
                  Telephone No.: (803) 737-4402
                  Facsimile No.: (803) 737-9881
                  Overnight Courier Address
                  Columbia Mills Building
                  301 Gervais Street
                  Columbia, South Carolina 29201

        If to the Company:

                  At the address or facsimile number specified in Exhibit A.

Notices that are hand delivered or sent by overnight carrier are deemed given upon receipt. Notices sent by facsimile transmission (promptly followed by certified mail) are deemed given upon receipt of the facsimile transmission. Notices sent by certified mail are deemed given on the earlier of receipt or on the fifth business day after sending. The parties shall by notice given hereunder designate changes of address for purposes of this Agreement.


6.4      Governing Laws.

This Agreement is made under and shall be construed in accordance with the laws and regulations of the State of South Carolina. By executing this Agreement, the Company agrees to submit to the jurisdiction of the Council, Department and the Courts of South Carolina for all matters arising hereunder. In the event of a dispute, the Department or the Council shall have standing to represent the State of South Carolina.

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


6.5      Release and Indemnification.

The Company hereby releases the Council, the Department and the State and their respective officers, directors, members, employees, attorneys and agents, (hereinafter collectively referred to as "Indemnified Parties") from, and agrees that such Indemnified Parties shall not be liable for, and agrees to indemnify and hold harmless the Indemnified Parties against any or all liability or loss, cost or expense, including without limitation, attorneys' fees, fines, penalties and civil judgments, resulting from or arising out of or in connection with or pertaining to any loss or damage to property or any injury to or death of any Person occurring in connection with or on or about the Project or resulting from any defect in the fixtures, machinery, equipment or other property used in connection with the Project or arising out of, pertaining to, or having any connection with, the Project or the financing thereof (whether or not arising out of acts, omissions or negligence of the Company or any of its agents, contractors, servants, employees, licensees, lessees or assignees).The Company's obligations under this Section shall survive the termination or other expiration of this Agreement.


6.6      Continuing Obligation; Assignment.

All covenants, agreements, representations and warranties made or incorporated herein and in certificates delivered pursuant hereto shall be deemed to have been material and relied on by the Council and the Department, notwithstanding any investigation made by the Council or the Department on its own behalf, and shall survive the execution and delivery of the Agreement and the Revitalization Documents. This Agreement is a continuing obligation and shall (a) be binding upon the parties and their respective successors and assigns and (b) inure to the benefit of and be enforceable by the parties and their respective successors, transferees and assigns; provided, that, except as provided in
Section 3.4 hereof, the Company may not assign all or any part of this Agreement without the written notice consent of the Council.


6.7      Additional Matters.

    (a) The parties understand that the Company may choose not to proceed with the Project or not to finance a portion of the Project as herein provided, subject to the Company having all benefits hereunder terminated if the Company exercises its right not to proceed with the Project in its entirety.

    (b) This Agreement, together with Exhibits attached hereto, which are hereby incorporated by reference as if set forth in their entirety herein, constitute the entire agreement as to the matters set forth herein, and supersede all prior agreements and understandings, both written and oral among the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. If and to the extent of any direct language conflict between and/or among this Agreement and the other Revitalization Documents, the terms of this Agreement shall control.

    (c) Modifications or waivers of any provisions of this Agreement or any other Revitalization Document must be in writing.

    (d) The execution, delivery and performance of this Agreement or any other Revitalization Agreement shall not be deemed a waiver or any deferral of sovereign immunity which may otherwise be available to a governmental body or entity of the State.

    (e) To the extent that any provision of this Agreement is determined to be in contradiction of, or in conflict with the Code, any State law, or any regulation, the Code, State law or regulation shall control.

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


    IN WITNESS WHEREOF, this Agreement has been executed as of the date specified on the cover hereof.



                                        SOUTH CAROLINA COORDINATING COUNCIL
                                        FOR ECONOMIC DEVELOPMENT



                                        By: /s/ Alan D. Young


                                        Its: Director of Grants

                                        Date:  8-11-04


                                        Company:  Safe Auto Insurance Co.

                                        By:       /s/ Greg Sutton
                                                  ------------------------------
                                                      Greg Sutton



                                        Its:      Chief Financial Officer


                                        Date:     7/16/04


Sworn to before me this
16th day of July 2004

/s/ DeLaina L. Borders
------------------


Notary Public for the State of South Carolina
My commission expires: April 23, 2008


[NOTARY SEAL]        DELAINA L. BORDERS
                        NOTARY PUBLIC
                In and for the State of Ohio
                    My Commission Expires
                        April 23, 2008


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

                                    EXHIBITS


EXHIBIT A -- PROJECT DETAILS

EXHIBIT B -- APPROVED EMPLOYMENT POSITIONS

EXHIBIT C -- QUARTERLY REPORT FORM - (not included in RVA)

EXHIBIT D -- SPECIAL PROVISIONS AND AMENDMENTS

EXHIBIT E - Intentionally left blank

EXHIBIT F - COST/BENEFIT ANALYSIS








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